                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K




                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




                        Date of Report: October 20, 1997
                        (Date of earliest event reported)



                   INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)




       New York                     1-2360                   13-0871985
(State of Incorporation)          (Commission              (IRS employer
                                  File Number)             Identification No.)



       ARMONK, NEW YORK                                         10504
(Address of principal executive offices)                      (Zip Code)



                                  914-499-1900
                         (Registrant's telephone number)


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Item 5.  Other Events

    The registrant's press release dated October 20, 1997, regarding its financial results for the period ended September 30, 1997, including unaudited consolidated financial statements for the period ended September 30, 1997, are attached.

                                    SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.





                                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                                                 (Registrant)



Date:  October 20, 1997




                                            By:        John R. Joyce
                                               ______________________________
                                                      (John R. Joyce)
                                                Vice President and Controller

IBM Announces Third-Quarter 1997  Results

October 20, 1997

IBM today announced third-quarter 1997 net earnings of $1.4 billion, or $1.38 per common share, compared with net earnings of $1.3 billion, or $1.23 per common share, in the third quarter of last year. Third-quarter 1997 revenues increased 3 percent (8 percent at constant currency) year over year to $18.6 billion.

Louis V. Gerstner, Jr., IBM chairman and chief executive officer, said: "This quarter saw a continuation of trends that have been evident the last several quarters. We showed continued strength in services, System/390 servers, commercial PCs, and Lotus Notes and Tivoli distributed software. At the same time, there was ongoing weakness in consumer PCs and two of our key server products -- the RS/6000 and the AS/400 -- were undergoing major transitions. Currency had a significant adverse impact on our results. Despite these negative factors, however, we were able to show good earnings and constant currency revenue growth because of our broad and diversified product and services portfolio. In short, our results were consistent with our long-term business and financial model.

We also made good progress in the quarter in strengthening our product line to help our customers do business through network computing and the Internet --what we call 'e-business.' These new products -- including PCs, RS/6000s, AS/400s and a new family of network computers -- make it easier for customers to access the Internet and use advanced network applications as well as Java-based applications.

In addition, our research and development teams have made a number of particularly noteworthy announcements in recent months," Mr. Gerstner said. "We achieved a major technology breakthrough in the development of so-called 'copper chips,' which will result in far more powerful and cost-effective computers and other electronic devices. We introduced a new hard disk drive for desktop PCs that holds 8.4 gigabytes of data -- four times as much information as the average disk drive. We also began shipping a low-cost speech recognition program that lets customers easily dictate information to their desktop computers."

On an as-reported basis, third-quarter revenues from North America were $8.7 billion, an increase of 7 percent from the same period of 1996. Asia-Pacific revenues grew 7 percent to $3.8 billion and revenues from Latin America increased 10 percent to $891 million. Revenues from the company's Europe/Middle East/Africa unit declined 6 percent to $5.2 billion.

Total hardware sales were flat year over year at $8.3 billion. Commercial PC and PC server revenues increased, while consumer PC sales declined. RS/6000 revenues were essentially flat while AS/400 revenues declined. System/390 revenues were flat due to year over year price declines, although System/390 shipments grew significantly in the quarter. Storage product revenues increased, as did revenues from the company's semiconductor unit,

IBM Microelectronics.

Services revenues were $4.7 billion, a 20 percent increase from the third quarter of 1996. Approximately $9 billion in new services contracts were signed in the quarter. Services gross margins increased 2 points year over year.

Overall software revenues were $3.0 billion, a decline of 2 percent compared with last year's quarter. Distributed software revenues increased, led by offerings from IBM's Lotus and Tivoli units. During the quarter, IBM began shipping new versions of its Lotus Notes and Domino products, including the Domino Intranet Starter Pack," which allows small- and medium-sized businesses to cost-effectively and quickly achieve collaboration over the World Wide Web. IBM also began shipping DB2 Universal Database, a next-generation data management system that allows many different kinds of information -- videos, digital images, text and spreadsheets -- to be used easily on the Internet. In addition, IBM announced its intention to acquire Unison Software, Inc., a leading developer of distributed systems management tools.

Maintenance revenues fell 9 percent to $1.6 billion compared with the third-quarter of 1996, while revenues from rentals and financing were flat at $938 million.

In constant currency terms, Asia-Pacific revenues increased 15 percent and Europe/Middle East/Africa revenues grew 6 percent. In addition, also on a constant currency basis, hardware revenues increased 4 percent, services revenues grew 26 percent, software revenues increased 5 percent, maintenance revenues declined 3 percent and rentals and financing revenues grew 5 percent.

IBM's total gross profit margin was 38.2 percent in the third quarter of 1997 compared with 40.2 percent in the same period of 1996

Total third-quarter 1997 expenses declined 3 percent, largely as a result of a 6 percent drop in selling, general and administrative expenses. Research, development and engineering expenses rose 4 percent.

The company's tax rate was 31.5 percent in the third quarter compared with
35.1 percent in the third quarter of last year.

IBM spent approximately $1.6 billion on share repurchases in the third quarter. The average number of common shares outstanding in the quarter was
978.0 million compared with 1,043.7 million during the same period of last year. There were 972.2 million shares outstanding at the end of the quarter.

The company's core debt (excluding customer financing) increased $525 million from year-end 1996 to $2.7 billion. Debt supporting IBM's worldwide credit operations increased $2.8 billion to $23.4 billion from $20.6 billion at year-end 1996.

Net earnings for the nine months ended September 30, 1997 were $4.0 billion, or $4.03 per common share, compared with net earnings of $3.8 billion, or $3.59 per common share, in the first nine months of 1996. The nine-month 1996 figure excludes a charge associated with research and development related to acquisitions in the first quarter of 1996. Including this charge, net earnings for the first nine months of 1996 were $3.4 billion, or $3.18 per common share. Revenues for the nine months ended September 30, 1997 were $54.8 billion, an increase of 4 percent (8 percent at constant currency) from the prior year's $52.8 billion.

Forward Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.

Financial Results Attached

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
             SUPPLEMENTAL SCHEDULE - COMPARATIVE FINANCIAL RESULTS
           (EXCLUDES EFFECT OF PURCHASED R&D FOR NINE MONTHS 1996)*

           (Unaudited; Dollars in millions except per share amounts)


                        Three Months                  Nine Months
                     Ended September 30,  Percent  Ended September 30,  Percent
                        1997      1996     Change     1997      1996     Change
                      -------   -------   -------   -------   -------   -------
REVENUE

 Hardware sales        $8,345    $8,372      -0.3%  $24,722   $24,656      0.3%
  Gross margin           33.8%     36.9%               34.0%     35.1%

 Services               4,709     3,932      19.7%   13,416    10,864     23.5%
  Gross margin           20.3%     18.1%               20.1%     19.4%

 Software               3,039     3,102      -2.1%    9,073     9,334     -2.8%
  Gross margin           70.3%     68.2%               70.0%     68.9%

 Maintenance            1,574     1,723      -8.7%    4,809     5,226     -8.0%
  Gross margin           46.8%     47.5%               46.7%     47.7%

 Rentals
 and financing            938       933       0.6%    2,765     2,724      1.5%
  Gross margin           48.2%     55.8%               50.7%     56.3%


TOTAL REVENUE          18,605    18,062       3.0%   54,785    52,804      3.8%


GROSS PROFIT            7,098     7,258      -2.2%   21,091    21,218     -0.6%
  Gross margin           38.2%     40.2%               38.5%     40.2%


OPERATING EXPENSES

 S,G&A                  3,932     4,175      -5.8%   11,574    11,761     -1.6%
  % of revenue           21.1%     23.1%               21.1%     22.3%

 R,D&E                  1,162     1,115       4.2%    3,452     3,322      3.9%
  % of revenue            6.2%      6.2%                6.3%      6.3%

OPERATING INCOME        2,004     1,968       1.9%    6,065     6,135     -1.1%

Other income              162       183     -11.8%      484       526     -8.1%
Interest expense          183       172       6.3%      534       526      1.4%

EARNINGS BEFORE
INCOME TAXES            1,983     1,979       0.2%    6,015     6,135     -1.9%
  Pre-tax margin         10.7%     11.0%               11.0%     11.6%

Provision for
income taxes              624       694     -10.1%    2,015     2,294    -12.2%
  Effective tax
   rate                  31.5%     35.1%               33.5%     37.4%


NET EARNINGS *         $1,359    $1,285       5.8%   $4,000    $3,841      4.2%
  Net margin              7.3%      7.1%                7.3%      7.3%


Preferred stock
dividends                   5         5                  15        15

NET EARNINGS
APPLICABLE TO COMMON
SHAREHOLDERS           $1,354    $1,280       5.8%   $3,985    $3,826      4.2%
                       ======    ======              ======    ======

NET EARNINGS PER
SHARE OF COMMON
STOCK                  $ 1.38    $ 1.23      12.2%   $ 4.03    $ 3.59     12.3%
                       ======    ======              ======    ======

AVERAGE NUMBER OF
COMMON SHARES OUT-
STANDING (M's)            978   1,043.7               989.4   1,066.7


* Supplemental information provided for comparative purposes: Net earnings for the nine months 1996 excludes a $435 million non-recurring, non-tax deductible charge for purchased in-process research and development in connection with the Tivoli Systems Inc. and Object Technology International Inc. acquisitions in March 1996.

Note: All references to the average number of common shares and per common share data for all periods presented reflect a 2-for-1 stock split of the common stock effective May 9, 1997.

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                         COMPARATIVE FINANCIAL RESULTS

           (Unaudited; Dollars in millions except per share amounts)

                        Three Months                  Nine Months
                     Ended September 30,  Percent  Ended September 30,  Percent
                        1997      1996     Change     1997      1996     Change
                      -------   -------   -------   -------   -------   -------
REVENUE

 Hardware sales       $8,345    $8,372      -0.3%  $24,722   $24,656      0.3%
  Gross margin          33.8%     36.9%               34.0%     35.1%

 Services              4,709     3,932      19.7%   13,416    10,864     23.5%
  Gross margin          20.3%     18.1%               20.1%     19.4%

 Software              3,039     3,102      -2.1%    9,073     9,334     -2.8%
  Gross margin          70.3%     68.2%               70.0%     68.9%

 Maintenance           1,574     1,723      -8.7%    4,809     5,226     -8.0%
  Gross margin          46.8%     47.5%               46.7%     47.7%


 Rentals
 and financing           938       933       0.6%    2,765     2,724      1.5%
  Gross margin          48.2%     55.8%               50.7%     56.3%

TOTAL REVENUE         18,605    18,062       3.0%   54,785    52,804      3.8%


GROSS PROFIT           7,098     7,258      -2.2%   21,091    21,218     -0.6%
  Gross margin          38.2%     40.2%               38.5%     40.2%


OPERATING EXPENSES

 S,G&A                 3,932     4,175      -5.8%   11,574    11,761     -1.6%
  % of revenue          21.1%     23.1%               21.1%     22.3%

 R,D&E                 1,162     1,115       4.2%    3,452     3,757     -8.1%
  % of revenue           6.2%      6.2%                6.3%      7.1%

OPERATING INCOME       2,004     1,968       1.9%    6,065     5,700      6.4%

Other income             162       183     -11.8%      484       526     -8.1%
Interest expense         183       172       6.3%      534       526      1.4%

EARNINGS BEFORE
INCOME TAXES           1,983     1,979       0.2%    6,015     5,700      5.5%
  Pre-tax margin        10.7%     11.0%               11.0%     10.8%

Provision for
income taxes             624       694     -10.1%    2,015     2,294    -12.2%
  Effective tax
   rate                 31.5%     35.1%               33.5%     40.3%


NET EARNINGS *        $1,359    $1,285       5.8%   $4,000    $3,406     17.5%
  Net margin             7.3%      7.1%                7.3%      6.4%


Preferred stock
dividends                  5         5                  15        15

NET EARNINGS
APPLICABLE TO COMMON
SHAREHOLDERS          $1,354    $1,280       5.8%   $3,985    $3,391     17.5%
                      ======    ======              ======    ======

NET EARNINGS PER
SHARE OF COMMON
STOCK                 $ 1.38    $ 1.23      12.2%   $ 4.03    $ 3.18     26.7%
                      ======    ======              ======    ======

AVERAGE NUMBER OF
COMMON SHARES OUT-
STANDING (M's)           978   1,043.7               989.4   1,066.7


* Net earnings for the nine months 1996 includes a $435 million non-recurring, non-tax deductible charge for purchased in-process research and development in connection with the Tivoli Systems Inc. and Object Technology International Inc. acquisitions in March 1996. Net earnings excluding the charge were $3,841 million, or $3.59 per common share.

Note: All references to the average number of common shares and per common share data for all periods presented reflect a 2-for-1 stock split of the common stock effective May 9, 1997.

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                 CONSOLIDATED STATEMENT OF FINANCIAL POSITION

                       (Unaudited; Dollars in millions)


                                                At             At
                                      September 30    December 31     Percent
                                              1997           1996      Change
                                      ------------    -----------     -------
ASSETS

 Cash, cash equivalents,
 and marketable securities                 $6,486         $8,137      -20.3%

 Receivables - net, inventories,
 and prepaid expenses                      31,704         32,558       -2.6%

 Plant, rental machines,
 and other property - net                  17,921         17,407        3.0%

 Investments and other assets              22,182         23,030       -3.7%
                                          -------        -------

TOTAL ASSETS                              $78,293        $81,132       -3.5%
                                          =======        =======


LIABILITIES AND STOCKHOLDERS' EQUITY

 Short-term debt                          $12,518        $12,957       -3.4%
 Long-term debt                            13,623          9,872       38.0%
                                          -------        -------
 Total debt                                26,141         22,829       14.5%

 Accounts payable, taxes,
 and accruals                              18,072         21,043      -14.1%

 Other liabilities and
 deferred income taxes                     14,324         15,632       -8.4%
                                          -------        -------
 Total liabilities                         58,537         59,504       -1.6%

 Stockholders' equity                      19,756         21,628       -8.7%
                                          -------        -------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                      $78,293        $81,132       -3.5%
                                          =======        =======